                      [LETTERHEAD OF THE LOEWEN GROUP INC.]


                                                           February 3, 1999


Mr. Robert B. Lundgren
Chief Executive Officer and President
The Loewen Group Inc.
4126 Norland Avenue
Burnaby, BC  V5G 3S8

Dear Bob:

Pursuant to Section 152 of the COMPANY ACT, R.S.B.C. 1979, c. 59, as amended, The Loewen Group Inc. (the "Company") may provide certain indemnities in favour of officers and former officers of the Company and in favour of officers or former officers of corporations of which the Company is or was a shareholder. Article 19.2 of the Articles of the Company provides for officers and former officers to be indemnified accordingly.

In consideration of one dollar ($1.00) and other valuable consideration, the receipt and sufficiency where of is hereby acknowledged, the Company hereby undertakes to indemnify you and your heirs and personal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by you or any of such persons by reason of, arising from or in connection with your being a officer of the Company or corporation of which the Company is or was a shareholder, including a judgment in any civil, criminal or administrative action or proceeding to which you or any of such persons is made a party by reason of your being or having been an officer of the Company or corporation of which the Company is or was a shareholder, including an action brought by the Company or any corporation of which the Company is or was a shareholder.

The Company (i) will, so long as you shall be an officer of the Company or corporation of which the Company is or was a shareholder, as the case may be, use its best efforts to ensure that none of the provisions in the articles of the Company relating to the indemnity of the officers is altered, (ii) will not prevent or seek to prevent you from obtaining the protection of any such provisions and (iii) will do all acts which may be required to secure such protection including without limitation make application to court for approval of the indemnity herein.

The foregoing indemnities are subject to the approval of the court, as provided in the COMPANY ACT and to the conditions that you have acted honestly and in good faith with a view to the best interests of the Company or corporation of which the Company is or was a shareholder, as the case may be, and, in case of a criminal or administrative action or proceeding, you had reasonable grounds for believing your conduct was lawful. You will be presumed to have acted honestly and in good faith with a view to the best interests of the Company or corporation of which the Company is or was a shareholder, as the case may be, in the absence of a determination by the court that you acted in bad faith or with criminal intent.

This letter also confirms the terms on which the Company will assume conduct of the defense of any action to which the indemnity relates. Promptly upon you receiving notice of any claim for which you are entitled to indemnity under this letter, you will give notice thereof to the Company, together with all information in your possession related to the subject matter of the claim, and together with copies of any writs, petitions or other legal process served upon you. The Company will at its expense assume the defense of the claim, through counsel of its choice to whom you do not, on reasonable grounds, object. In addition, if you wish, you may retain legal counsel of your choice at the cost of the Company. Failure to give notice of a claim in a timely fashion will not disentitle you or your heirs or personal representatives to your rights hereunder unless the Company suffers material prejudice because of the delay.

Thereafter the Company will have carriage of the defense of the claim, but you will make yourself available at the times and (at the expense of the Company) places from time to time requested by the Company or its counsel for the purpose of examinations for discovery, preparation of answer to any claim, and for any other purposes related to the claim. The Company may at its expense, settle or compromise any claim made against you, but not without the consent of you or your heirs or personal representatives, which will not be unreasonably withheld. The Company will pay all costs of investigating any claim and all costs associated with conducting the defense.

All amounts advanced by the Company in respect of costs, charges and expenses of defending the claim will be treated as a non-interest bearing loan and will be repayable forthwith on demand in the event that the court fails to approve your entitlement to indemnity hereunder.

The provisions of this letter shall survive your resignation or other cessation of holding office as officer and shall be in addition to and not in derogation of any rights at law or in equity that you or your heirs and personal representatives may have.

The Company will be subrogated to all rights which you or your heirs and personal representatives may have under policies of insurance.

The Company and you and your heirs and personal representatives will execute all further documents and take all further actions as shall be necessary or desirable to give effect to provisions hereof.

If any provision of this agreement is illegal, void, unenforceable or otherwise ineffective, such provision shall be severed and the remaining provisions shall remain in full force and effect.

The provisions hereof shall be binding upon the Company and its successors and shall survive amalgamation, merger, combination or other reorganization of the Company.

Yours very truly,

THE LOEWEN GROUP INC.

Per:  /s/ BRADLEY D. STAM


Agreed upon this 5th day of February, 1999.


/s/ ROBERT B. LUNDGREN
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Mr. Robert B. Lundgren